For the fiscal year ended 12/31/98
File number 811-7064

            Target International Equity Portfolio

                        SUB-ITEM 77 O

                          EXHIBIT 1

        Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       Swisscom AG

2.   Date of Purchase
       10/05/1998

3.   Number of Securities Purchased
       4,100

4.   Dollar Amount of Purchase
       $1,030,000

5.   Price Per Unit
       $251.22

6.   Name(s) of Underwriter(s) or Dealer(s) From Whom
Purchased
       JP Morgan

For the fiscal year ended 12/31/98
File number 811-7064

         Target Large Capitalization Value Portfolio

                        SUB-ITEM 77 O

                          EXHIBIT 2

        Transactions Effected Pursuant to Rule 10f-3


1.   Name of Issuer
       USEC Inc.

2.   Date of Purchase
       7/22/1998

3.   Number of Securities Purchased
       72,700

4.   Dollar Amount of Purchase
       $1,035,975

5.   Price Per Unit
       $14.25

6.   Name(s) of Underwriter(s) or Dealer(s) From Whom
Purchased
       Morgan Stanley